Exhibit 99.5

CID Resources, Inc. Financial Statements As of March 31, 2018 and December 31, 2017 and for the Three Months Ended March 31, 2018 and 2017

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

CID Resources, Inc.

CID Resources, Inc.

 Balance Sheets

	March 31, 2018 (Unaudited)	December 31, 2017

Assets

Current assets:
Cash and cash equivalents	$84,964	$186,640
Accounts receivable, net of allowance for doubtful accounts of $67,024 and $45,903 for 2018 and 2017, respectively	10,671,978	10,064,522
Inventories, net of allowance for inventory obsolescence of $220,567 and $220,567 for 2018 and 2017, respectively	35,984,950	32,976,555
Prepaid expenses and other current assets	1,846,694	1,023,086
Total current assets	48,588,586	44,250,803

Property and equipment, net	888,285	754,852

Deferred income taxes	166,028	166,028

Other assets, net	398,310	393,130

Total assets	$50,041,209	$45,564,813

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,814,808	$3,336,994
Accrued expenses	1,299,667	1,289,315
Income tax payable	365,498	-
Term Loan, net of deferred financing cost	13,936,879	800,000
Revolving loan	18,485,461	-
Total current liabilities	39,902,313	5,426,309

Long-term portion of term loan, net of current portion and deferred financing cost	-	13,303,115

Revolving loan	-	18,071,464

Total liabilities	39,902,313	36,800,888

Commitments and contingencies

Stockholders’ equity:
Common stock - $.0001 par value, 100,000 shares authorized, 3,529 shares issued and outstanding	-	-
Series A Preferred stock - $.0001 par value, non-voting, cumulative, 100,000 shares authorized, 8,465 shares issued and outstanding (liquidation value of $15,521,697 as of March 31, 2018)	-	-
Additional paid-in capital	8,468,246	8,468,246
Retained earnings	1,670,650	295,679

Total stockholders’ equity	10,138,896	8,763,925

Total liabilities and stockholders’ equity	$50,041,209	$45,564,813
See accompanying notes to financial statements.

CID Resources, Inc.

 Unaudited Statements of Income

For the three months ended March 31,	2018	2017

Net sales	$17,213,548	$17,171,403

Cost of goods sold	10,590,454	11,121,384

Gross profit	6,623,094	6,050,019

Selling, general and administrative expenses	4,291,733	4,062,734

Operating income	2,331,361	1,987,285

Interest expense	(590,893)	(459,912)

Income before tax	1,740,468	1,527,373

Provision for income tax	365,498	519,307

Net income	$1,374,970	$1,008,066
See accompanying notes to financial statements.

CID Resources, Inc.

Unaudited Statement of Stockholders’ Equity

	Common Stock		Series A Preferred Stock		Additional Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2017	3,529	$-	8,464	$-	$8,468,246	$295,680	$8,763,926

Net income	-	-	-	-	-	1,374,970	1,374,970

Balance, March 31, 2018 (Unaudited)	3,529	$-	8,464	$-	$8,468,246	$1,670,650	$10,138,896
See accompanying notes to financial statements.

CID Resources, Inc.

 Unaudited Statements of Cash Flows

For the three months ended March 31,	2018	2017

Cash flows from operating activities:
Net income	$1,374,970	$1,008,066
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	135,063	105,752
Amortization of deferred financing cost	39,901	47,631
Changes in operating assets and liabilities:
Accounts receivable	(607,456)	(2,106,047)
Inventories	(3,008,395)	1,148,156
Prepaid expenses and other current assets	(801,192)	33,435
Accounts payable	2,477,814	(554,137)
Accrued expenses	(822)	(214,205)
Income tax payable	354,258	519,307

Net cash used in operating activities	(35,859)	(12,041)

Cash flows from investing activities:
Purchase of trademarks	(11,318)	(76,931)
Purchase of property and equipment	(268,496)	(34,585)

Net cash used in investing activities	(279,814)	(111,517)

Cash flows from financing activities:
Proceeds from revolving loan	16,889,940	15,137,489
Payments of revolving loan	(16,475,943)	(15,003,567)
Payments of term loan	(200,000)	(200,000)

Net cash provided by financing activities	213,997	(66,079)

Net decrease in cash and cash equivalents	(101,676)	(189,637)

Cash and cash equivalents, beginning of period	186,640	368,484

Cash and cash equivalents, end of period	$84,964	$178,847

Supplemental cash flow information:
Cash paid for interest	$591,831	$466,294

See accompanying notes to financial statements.

CID Resources, Inc.

Notes to Financial Statements

1.	Organization and Nature of Operations

CID Resources, Inc. (“the Company” or “CID”), a Delaware corporation, was incorporated on May 21, 2010. The Company issued 1,800 shares of Common Stock on June 14, 2010 for $1,800 representing 51% ownership in the Company to Public Safety CID, LLC (“PSCID”), a subsidiary of Public Safety Supply Resources Holdings, LLC (“PSSRH”) and 1,729 shares of Common Stock on June 11, 2010 for $1,729 to Mayberry 9, LLC (“Mayberry”) representing 49% ownership in the Company. Additionally, on June 13, 2010, Series A Preferred Stock totaling 8,465 units were issued to PSSRH. On September 19, 2015, the Company became wholly owned by CID Resources Holdings LLC (the “Parent”). The 1,800 shares of Common Stock issued to PSCID and 1,729 shares of Common Stock issued to Mayberry by the Company, and the 8,465 units of Series A Preferred Stock were transferred to the Parent. The Company is in the business of wholesale distribution of high-quality medical uniforms (“medical scrubs”) throughout the United States, Canada, Latin America, and certain locations in other countries. The Company has its own brands, the WonderWink and Zoe + Chloe, and has license agreements with Carhartt, Inc. and Vera Bradley Designs, Inc., which gives the Company the right to use their logos on the tags and labels of medical scrubs and related marketing materials.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been or omitted pursuant to such rules and regulations. The unaudited financial statements should be read in conjunction with the financial statements and notes included in the audited annual financial statements at December 31, 2017. The balance sheet as of December 31, 2017 included in these financial statements has been derived from the audited financial statements. There have been no changes in the significant accounting policies from those that were disclosed in the audited financial statements for the fiscal year ended December 31, 2017.

In the opinion of management, the unaudited interim consolidated financial statements include all the normal recurring adjustments necessary to present fairly the consolidated financial statements. The results of operations for the three months ended March 31, 2018 and 2017 were not necessarily indicative of the operating results for the full fiscal year or any future periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash and cash equivalents.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

CID Resources, Inc.

Notes to Financial Statements

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is carried at estimated collectible amounts. The Company estimates an allowance for doubtful accounts based on various factors including credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in these factors could affect the Company’s estimate of its bad debts. After exhausting collection efforts, any uncollectible accounts receivable is written off against the reserve or directly to bad debt expense. One customer accounted for 10% of the outstanding balances of accounts receivable as of March 31, 2018. One customer accounted for 10% and another customer accounted for 9% of the outstanding balances of accounts receivable as of December 31, 2017.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses, approximate their carrying values due to their relatively short maturities. Financial instruments that are not carried at fair value in the balance sheets include long-term debt including current installments.  Management believes that the carrying amount of these debts approximates fair value as semi-variable rates of the revolving debt and the term-loan are within the range of current rates offered by third parties on debt with similar terms and preferences.

Inventories

Inventories are stated at the lower of the cost or net realizable value. Cost is determined using an average cost basis. A reserve to reduce inventories to their net realizable value is determined by management based on age, analysis of usage, industry trends and expected demand. The three largest vendors represented approximately 22%, 14% and 11% of total inventory purchases for the three months ended March 31, 2018. The three largest vendors represented approximately 31%, 15% and 15% of total inventory purchases for the three months ended March 31, 2017. The three largest vendors represented approximately 18%, 17% and 15% of total accounts payable as of March 31, 2018 and the three largest vendors represented approximately 26%, 16% and 10% of total accounts payable as of December 31, 2017.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization of property and equipment is provided over the estimated useful lives using the straight-line method.

Property and equipment has the following estimated useful lives:

Machinery and equipment	3-5 years
Furniture and fixtures	3-5 years
Computer equipment and software	3-7 years
Leasehold improvements	Lesser of useful life or lease term

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

CID Resources, Inc.

Notes to Financial Statements

Long-Lived Assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable (a ‘‘triggering event’’). Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level, which is at the asset group level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. At December 31, 2017, the Company determined the investment related to the automation of its fulfillment system is impaired. The total amount of $737,775 incurred through December 31, 2017 that was previously recorded as construction in-progress (see Note 3) was written off and recorded as a charge as impairment expense during December 2017. There is no impact reflected in the statements of income for the periods presented.

Deferred Financing Costs

The Company defers certain costs related to obtaining financing and amortizes these costs to interest expense using the straight-line method, which approximates the effective interest method over the life of the related financing agreements. Net deferred financing costs associated with term loan amounting to $313,121 and $346,885 as of March 31, 2018 and December 31, 2017, respectively, was presented in the balance sheets as a direct deduction from the carrying amount of the debt liability. Net deferred financing costs associated with the revolver loan amounting to $85,890 and $92,028 as of March 31, 2018 and December 31, 2017, respectively, were presented in the balance sheets under Other Assets, net.

Trademarks

Trademarks, which the Company assessed to have infinite useful lives, are recorded at fair market value at date of acquisition. The Company tests trademarks for impairment qualitatively on an annual basis. No impairment existed as of March 31, 2018 and December 31, 2017.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when a persuasive evidence of an arrangement with the buyer exists, the price is fixed or determinable, inventory is shipped and risk of ownership is transferred to the customer and all activities required to be performed by the Company are complete, and collectability is reasonably assured.

CID Resources, Inc.

Notes to Financial Statements

Income Taxes

Deferred income taxes are provided for temporary differences between the book and tax bases of assets and liabilities using the tax rates, under existing legislation, expected to be in effect at the date the temporary differences are expected to reverse. The effect of changes in tax laws or rates is recognized in deferred tax balances when enacted. The Company evaluates the recoverability of deferred tax assets and provides for a valuation allowance if, based upon available evidence, it is more likely than not that some portion of the deferred tax assets will not be recognized. The Company also uses judgment and makes estimates and assumptions on the potential liability related to an assessment of whether an income tax position will “more likely than not” be sustained in an income tax audit by regulators. As of March 31, 2018 and December 31, 2017, the Company has not recognized any liability for any uncertain income tax positions.

Advertising and Marketing Cost

Advertising and marketing costs are expensed as incurred. Total advertising and marketing costs for the three months ended March 31, 2018 and 2017 were $317,453 and $324,816, respectively.

Shipping and Handling

The Company recorded $395,930 and $389,912 for the three months ended March 31, 2018 and 2017, respectively, in revenue for amounts billed to customers for products sold. Shipping and handling costs are included in the cost of goods sold which totaled $345,611 and $302,092 for the three months ended March 31, 2018 and 2017, respectively.

Comprehensive Income

There is no difference between comprehensive income and income on the statements of income for the periods presented.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606).  Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations”; ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”; ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”; and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The Company must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”).  The new revenue standards require an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new revenue standards will replace most existing revenue recognition guidance under U.S. generally accepted accounting principles when they become effective and permit the use of either a full retrospective or retrospective with cumulative effect transition method. The Company is in the process of evaluating the impact of the provisions of the new revenue standards and the impact it will have on its financial statements. This update will be effective for annual reporting periods beginning after December 15, 2018, and interim periods beginning after December 15, 2019.

CID Resources, Inc.

Notes to Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet, with the exception of leases with a term of 12 months or less, which permits a lessee to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities.  At inception, lessees must classify leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the statement of cash flows, differs depending on the lease classification. Also, certain qualitative and quantitative disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for nonpublic entities and early adoption is permitted. The new standard requires the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach, which includes a number of optional practical expedients that entities may elect to apply.  The Company is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

3.	Property and Equipment

Property and equipment consisted of the following:

	March 31, 2018	December 31, 2017

Machinery and equipment	$834,040	$666,481
Furniture and fixtures	269,473	265,454
Computers and equipment	856,254	856,254
Leasehold improvements	966,190	869,272
	2,925,957	2,657,461
Less: accumulated depreciation	2,037,672	1,902,609
Property and equipment, net	$888,285	$754,852

Depreciation expenses for the three months ended March 31, 2018 and 2017 was $135,063 and $105,752, respectively.

4.	Other Assets

Other assets consisted of the following:

	March 31, 2018	December 31, 2017

Deferred financing costs	$305,136	$305,137
Less: accumulated amortization	219,246	213,109
	85,890	92,028
Trademarks - indefinite lived	312,420	301,102

Other assets, net	$398,310	$393,130

CID Resources, Inc.

Notes to Financial Statements

Amortization expense of the deferred financing costs related to the revolver and the term loan (see Notes 2 and 6), which are included in the interest expense in the accompanying statement of income, amounted to $39,901 and $47,631 for the three months ended March 31, 2018 and 2017, respectively.

5.	Accrued Expenses

Accrued expenses consisted of the following:\

	March 31, 2018	December 31, 2017

Compensation	$278,214	$355,688
Rebates and coop advertising	208,719	211,872
Royalties	346,522	311,225
Interest	78,407	79,344
Others	387,805	331,186

	$1,299,667	$1,289,315

6.	Notes Payable

Revolving Facility and Term Loan with PNC Bank

The Company has a Revolving and Term Loan Agreement with PNC Bank. As of March 31, 2018, the maximum limit of the revolving line of credit was $20,000,000 with an inventory sublimit of $16,000,000 and is due on September 23, 2020. The amounts that can be drawn under the revolving advances are subject to predefined limits based on factors defined in the agreement. These factors include amounts of undrawn letters of credit and certain percentages of eligible inventory and accounts receivable on hand. The Revolving Credit and Term Loan Agreement also provides for the issuance of standby/trade letters of credit by the bank of up to $2,000,000 for Company’s inventory purchases. The issuance of letters of credit is also subject to predefined limits depending on amounts outstanding under the revolving advances and other factors similar to limitations on the Company’s revolving advances.

The revolving rate loans are subject to interest rates at (a) the sum of the Alternate Base Rate (Prime) plus 2.0% with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate (LIBOR) plus 3.00% with respect to Eurodollar Rate Loans. At March 31, 2018, the interest rate on the revolving rate loans was 4.36%.

The Company is subject to financial covenants which include fixed charge coverage ratio, minimum average undrawn availability amounts of $250,000, minimum TTM EBITDA levels, Total Debt to TTM EBITDA ratio, and maximum annual unfunded capital expenses as defined in the Revolving Credit and Term Loan Agreement. In addition, the Company is also prohibited, among others, to enter into mergers and acquisitions, incur additional indebtedness, liens and guaranties or incur capital expenditures or investments outside limits defined in the Revolving Credit and Term Loan Agreement. On April 27, 2017, PNC Bank granted the Company a waiver on the adjusted 12-month EBITDA covenant requirement that was not met as of December 31, 2016. PNC Bank also replaced the adjusted 12-month EBITDA covenant requirements to lower amounts required on a quarterly basis through December 31, 2017. The EBITDA covenant requirements subsequent to March 31, 2018 remained the same. Furthermore, PNC Bank replaced the Total Debt (defined as the amount owed to PNC Bank and Monroe Capital less Qualified Cash) to EBITDA ratio to a higher rate from March 2017 through December 31, 2017 quarterly computational periods.

CID Resources, Inc.

Notes to Financial Statements

The revolving line of credit is secured by substantially all the assets of the Company. There were no letters of credit outstanding as of March 31, 2018 and December 31, 2017. As of March 31, 2018, and December 31, 2017, the outstanding balance on the revolving line of credit was $18,485,461 and $18,071,464, respectively. As of March 31, 2018, amounts available to be drawn under the revolving line of credit amounted to $1,514,539 after considering amounts outstanding and sublimit as defined in the agreement.

Term Loan with Monroe Capital

On September 25, 2015, the Company entered into a Term Loan and Security Agreement with Monroe Capital to borrow $11,000,000 with uncommitted Delayed Draw Term Loans at the sole discretion of Monroe Capital not to exceed $5,000,000.

The Monroe Capital Term Loan is for five years ending on September 23, 2020. The Company is obligated to pay $137,500 on the outstanding principal balance at the end of each quarter, beginning with the quarter ended December 31, 2015, with the balance due at the termination date. Interest is due on a monthly basis at the current one-month LIBOR rate plus 8% times the outstanding principal balance. If the ratio of the Company’s Total Debt (defined as the total of the balance owed to PNC Bank and Monroe Capital) to the TTM EBITDA drops below 3.50 to 1.00, the interest rate on the outstanding balance to Monroe Capital falls to current one-month LIBOR rate plus 7.5% times the outstanding principal balance. At March 31, 2018, the loan was subject to interest of 10.65%.

In September 2016, Monroe Capital agreed to commit the Delayed Draw Term Loan of $5,000,000 to the existing Term Loan. The Company had paid $550,000 of principal payments on the $11,000,000. Therefore, the loan agreement reflected the addition of the $5,000,000 to the balance of $10,450,000 for a new term loan of $15,450,000. The term loan carried the same interest of one-month LIBOR rate plus 8% times the outstanding principal balance. The quarterly principal payments increased from $137,500 to $200,000, commencing on December 31, 2016.

In November 2016, the Company entered into a First Amendment to Term Loan and Security Agreement (“November 2016 Amendment”) with Monroe Capital. The amendments include, among others: (a) an increase in term loan commitment from $11,000,000 to $15,450,000, and (b) increase in minimum EBITDA requirement and in the Total Debt to EBITDA ratio.

Covenants are similar with the covenants under the revolving line of credit with PNC Bank (as described above), and the Company was in compliance with all of its covenants on the Term Loan and Security Agreement as of December 31, 2016 with the exception of the TTM EBITDA as described under the November 2016 Amendment. On April 14, 2017, through Second Amendment to Term Loan and Security Agreement (“April 2017 Amendment”), Monroe Capital granted the Company a waiver on the TTM adjusted EBITDA covenant requirement as of December 31, 2016. Monroe Capital also amended the TTM adjusted EBITDA covenant requirement to lower amounts required and the Total Debt to EBITDA ratio to a higher rate on a quarterly basis from March 31, 2017 to December 31, 2017. The EBITDA covenant requirements subsequent to December 31, 2017 remained the same. Covenant requirements subsequent to December 31, 2017 did not change based on the terms of the November 2016 Amendment and April 2017 Amendment. On October 11, 2017, the Monroe Capital Term Loan Agreement was amended to waive existing defaults and to amend certain covenants.

CID Resources, Inc.

Notes to Financial Statements

As of March 31, 2018, and December 31, 2017, the outstanding balance on the Monroe Capital Term Loan was $14,250,000 and $14,450,000, respectively.

The Revolving and Term Loan Agreement with PNC Bank has a first and exclusive priority lien on the Company’s cash and cash equivalents, accounts receivable and inventory. The Monroe Capital Term Loan has a first and exclusive lien on all other tangible and intangible assets of the Company including without limitation, insurance policies, fixtures, contract rights, real estate, leases and leaseholds. The Monroe Capital Term Loan is also secured by a pledge of the Company’s capital stock. In addition, the Monroe Capital Term Loan has a second lien on all assets secured under the Revolving and Term Loan Agreement with PNC Bank.

The Company was in compliance with its debt covenants as of December 31, 2017. As of March 31, 2018, the Company has failed to meet certain financial covenants and waivers were not obtained prior to the settlement of both the revolving facility and the term loans as part of the acquisition (see Note 11). Accordingly, the debts were classified as current as of March 31, 2018.

7.	Related Party Transactions

The Company has an ongoing business relationship with Chief Supply Corp., an entity owned by the Company’s ultimate parent company, as a customer. Total sales made by the Company to this related party amounted to $249,553 and $458,004 for the three months ended March 31, 2018 and 2017, respectively. Outstanding accounts receivable amounted to $968,159 and $720,036 as of March 31, 2018 and December 31, 2017, respectively.

On August 25, 2016, the Company entered into a Service Agreement with CID Vina Co., Ltd (“CID Vina”), a company located in Vietnam. CID Vina provides quality control, merchandising and other logistical services and is managed by an employee of the Company. Total fees incurred related to services provided by CID Vina were $133,909 and $154,361 for the three months ended March 31, 2018 and 2017, respectively, which were recorded as part of selling, general and administrative expenses in the accompanying statements of income. As of March 31, 2018, $46,452 was due to CID Vina and as of December 31, 2017, $38,667 was recorded as advances to CID Vina.

8.	Series A Preferred Stock

Series A preferred stock are non-voting but have distribution and liquidation preference over common stock and earn cumulative dividends at a rate of 14% per annum. Dividends are distributed when declared. In the event of liquidation or change of control, these shares are redeemable at original issuance price plus any undeclared dividends. As of March 31, 2018, and December 31, 2017, total dividends in arrears from Series A preferred stock amounted to $7,056,980 and $6,533,268, respectively. Total liquidation value of the Series A Preferred stock amounted to $15,521,697 and $14,997,984 as of March 31, 2018 and December 31, 2017, respectively.

CID Resources, Inc.

Notes to Financial Statements

As discussed in Note 11, the Company was acquired and the liquidation value of the Series A preferred stock were settled with the holders as part of the acquisition.

9.	Commitment and Contingencies

Leases

The Company leases its facilities under an operating lease from August 15, 2013, through November 14, 2018. The total rent expense for the three months ended March 31, 2018 and 2017 was $151,886 and $146,670, respectively. Total remaining rent expense from April 1, 2018 to November 15, 2018 is estimated to be $379,716. The Company has the option to renew for another five-year period based on adjusted rental rates currently quoted to prospective tenants. The Company intends to renew the lease when it expires.

Litigation

The Company may be involved in certain claims and legal actions arising in the ordinary course of business. The Company is not currently subject to claims or litigation.

10.	Income Taxes

For the three months ended March 31, 2018 and 2017, the Company’s effective tax rate was 22.4% and 34%, respectively, was determined based on the estimated annual effective income tax rate.

The effective tax rate for the three months ended March 31, 2018 and 2017 resulted in tax expense due to income from operations. Items increasing the effective tax rate are state taxes and permanent items.

In December 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “2017 Tax Act”), which significantly changed U.S. tax law. The 2017 Tax Act most notably reduced the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. On December 22, 2017, the SEC staff issued Staff Accounting Bulletin 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which provides guidance on accounting for the impact of the 2017 Tax Act. Pursuant to the disclosure provisions of SAB 118, as of March 31, 2018, the Company has not completed its accounting for the tax effects of the 2017 Tax Act. The Company recorded a reasonable estimate of the impact from the 2017 Tax Act but is still analyzing the impact and refining calculations. Additionally, future guidance from the Internal Revenue Service, SEC, or the FASB could result in changes to our accounting for the tax effects of the 2017 Tax Act. The 2017 Tax Act is not anticipated to have a material impact on the Company’s financial statements.

11.	Subsequent Events

The Company was acquired by Superior Uniform Group, Inc. on May 2, 2018. As part of the acquisition, all outstanding debt was settled and Series A preferred stock was liquidated. The Company has evaluated subsequent events through July 12, 2018, which is the date the financial statements were available to be issued.